                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 11, 2000




                            CLASSIC BANCSHARES, INC.
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             (Exact name of Registrant as specified in its Charter)


            Delaware                   0-27170                61-1289391
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(State or other jurisdiction  (Commission File No.)(IRS Employer Identification
of incorporation)                                                No.)



       344 17th Street, Ashland, Kentucky                           41101
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  (Address of principal executive offices)                        (Zip Code)




       Registrant's telephone number, including area code: (606) 325-4789
                                                           --------------


                                       N/A
------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)
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Item 5.     Other Events

     On July 11, 2000 the Registrant issued the press release attached hereto as
Exhibit 99 announcing its conversion from a federal savings bank to a Kentucky-chartered commercial bank and its projected earnings for the fiscal year ending March 31, 2001.

     (a)     Exhibits

            99 Press release dated July 11, 2000, 2000.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CLASSIC BANCSHARES, INC.




Date: July 11,2000                         By: /s/Lisah M. Frazier
     -----------------                     -------------------------------
                                           Lisah M. Frazier, Vice President,
                                           Treasurer and Chief Financial
                                            Officer



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                                   EXHIBIT 99

FOR IMMEDIATE RELEASE

 For Additional Information Contact:
 David B. Barbour, President and Chief Executive Officer
 Lisah M. Frazier, Senior Vice President, Treasurer and Chief Financial Officer
 (606) 325-4789
 Fax (606) 324-1307
 www.bank-anywhere.com

       CLASSIC BANCSHARES ANNOUNCES CONVERSION OF ITS THRIFT SUBSIDIARY TO COMMERCIAL BANK, ELECTION AS A FINANCIAL HOLDING COMPANY AND ANNOUNCEMENT
                              OF EARNINGS ESTIMATES

ASHLAND, KENTUCKY, -- July 11, 2000 - (NASDAQ - CLAS) Classic Bancshares, Inc. ("Corporation"), the parent company of Classic Bank ("the "Bank") has announced the charter conversion of the Bank from a federal savings bank to a Kentucky-chartered commercial bank.

"We are very excited about our conversion to a Kentucky bank charter," said David B. Barbour, President and Chief Executive Officer. "A commercial bank charter will provide us with a broader array of powers than those available to a federal savings bank and greater flexibility in positioning the bank for the future," Mr. Barbour concluded. Deposits maintained at the bank will continue to be insured up to applicable limits by the Federal Deposit Insurance Corporation.

The Bank's charter conversion was effective June 30, 2000.

The Corporation also announced its filing with the Federal Reserve Bank of Cleveland for its election as a financial holding company. The election was deemed effective by the Federal Reserve on June 2, 2000.

Classic Bancshares, Inc. also announced that cash earnings for the fiscal year ending March 31, 2001 are expected to be $1.34 per basic share compared to $1.16 per basic share for fiscal 2000. GAAP earnings per share are expected to be $1.10 per basic share compared to GAAP earnings per basic share of $.95 for fiscal 2000.

Lisah M. Frazier, Senior Vice President, Treasurer and Chief Financial Officer, stated: "Despite higher market interest rates which negatively impact our earnings, we expect fiscal 2001 earnings to increase significantly over fiscal 2000. We believe this improvement is related to the continued implementation of our community banking strategy and restructuring of our balance sheet to a commercial bank structure."

Classic Bancshares, Inc. is headquartered in Ashland, Kentucky and has two subsidiaries, Classic Bank and First National Bank of Paintsville. Classic Bank operated at 344 Seventeenth Street, Ashland, Kentucky with three branch offices located in Boyd, Greenup and Carter counties. First National Bank of Paintsville operates at 240 Main Street, Paintsville, Kentucky with one branch office located in Johnson County.

This news release contains various forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the company and the bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. These factors include, but are not limited to, (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) changes in customer preferences for our products and services, (iii) changes in national and local economic market conditions, (iv) higher than anticipated operating expenses, (v) a lower level of or higher cost for deposits or a higher cost for borrowings than anticipated, (vi) changes in accounting principles, policies or guidelines, and (vii) legislation or regulations adversely affecting the bank or company.

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